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                                [LETTERHEAD]


                                                              EXHIBIT 23.5


                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 1996, with respect to the financial statements of Warren Communications, included in the Registration Statement (Form S-3 No. 333-03279) and the related Prospectus for ProNet Inc. dated
           .

We also consent to the incorporation by reference in the Registration
Statements:

      Form S-8   No. 33-18977   1987 Stock Option Plan

      Form S-8   No. 33-52606   1987 Stock Option Plan

      Form S-8   No. 33-80382   1994 Stock Option Plan

      Form S-8   No. 33-81220   Non-Employee Director
                                  Stock Option Plan

      Form S-8   No. 33-66193   1995 Long Term
                                  Incentive Plan

      Form S-3   No. 33-61279   2,000,000 Shares
                                  registered



                                       /s/  WRIGHT, MOORE, DEHART,

                                            DUPUIS, & HUTCHINSON
                                       ----------------------------------
                                            WRIGHT, MOORE, DEHART,
                                            DUPUIS & HUTCHINSON
                                            Certified Public Accountants

May 29, 1996
Lafayette, LA